Exhibit 10.2

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 11th day of August, 2008 by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company, successor by merger to LaSalle Business Credit, Inc. (in its individual capacity, “LaSalle”), as administrative agent and collateral agent (in such agent capacities, “Agent”) for itself and all other lenders from time to time a party hereto (“Lenders”), located at 135 South LaSalle Street, Chicago, Illinois 60603-4105, PROTECTIVE APPAREL CORPORATION OF AMERICA, a New York corporation (“PACA”), POINT BLANK BODY ARMOR INC., a Delaware corporation (“Point Blank”) and LIFE WEAR TECHNOLOGIES, INC., a Florida corporation (“Life Wear”, and together with PACA and Point Blank, collectively, the “Borrowers” and each, individually, a “Borrower”) and POINT BLANK SOLUTIONS, INC., a Delaware corporation (the “Parent” and a “Guarantor”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrowers, Parent, Agent and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 3, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers, Parent, Agent and Lenders have agreed to the amendment set forth herein;

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Parent, Agent and Lenders hereby agree as follows:

SECTION 1. Amendment to Loan Agreement.

(a) Section 1 of the Loan Agreement is hereby amended by adding the following new definitions of “Average Excess Availability”, “Dominion Account”, “Fixed Charge Coverage Ratio”, “Quarterly Desk Top Appraisal”, and “Systems Day One” in their proper alphabetical places to read as follows:

“Average Excess Availability” means for any calendar month, the average daily amount of Availability for such month less the sum of (x) the amount of all payables that are past due by more than 30 days as of the end of such month plus (y) the amount of checks then outstanding as of the end of such month; provided, that for purposes of calculating the Revolving Loan Limit, the “Maximum Revolving Loan Limit” shall be excluded from such calculation.

“Dominion Account” shall have the meaning specified in subsection 8(a) hereof.

“Fixed Charge Coverage Ratio” shall have the meaning specified in Schedule 2 to Exhibit A hereto.

“Quarterly Desktop Appraisal” shall mean, at any time, the then most recently completed quarterly desktop evaluation and appraisal of Borrowers’ Inventory completed by Appraiser in a manner acceptable to Agent and substantially in the same form as the Quarterly Hilco Report

“Systems Day One” shall mean the date upon which Agent’s system of record for loans and deposits shall convert to the system of record for loans and deposits used by Bank of America, N.A.

(b) Section 1 of the Loan Agreement is hereby amended by amending and restating the definition of “Lock Box” as follows:

“Lock Box” shall have the meaning specified in subsection 8(a) hereof.

(c) Section 1 of the Loan Agreement is hereby amended by amending and restating the definition of “Tangible Net Worth” to read “Net Worth” as follows:

“Net Worth” shall have the meaning specified in Schedule 3 to Exhibit A hereto.

(d) Section 1 of the Loan Agreement is hereby amended by amending the definition of “Financial Covenant Amendment” by deleting the term “Tangible Net Worth” contained therein and replacing it with the term “Net Worth”.

(e) Section 8(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Each Obligor shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the “Lock Box”) designated by, and under the exclusive control of, Agent, at a financial institution acceptable to Agent. Each Obligor has established an account (the “Dominion Account”) in Agent’s name with a financial institution acceptable to Agent, into which all payments received in the Lock Box shall be deposited, and into which each Obligor will immediately deposit all payments received by such Obligor on Accounts in the identical form in which such payments were received, whether by cash or check; provided that on or prior to Systems Day One, at the request of Agent, the Dominion Account shall be changed to each Obligor’s name for the benefit of Agent. If any Obligor, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of any Obligor or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Obligor shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, each Obligor and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Dominion Account. The financial institution with which the Dominion Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that the amounts on deposit in such Lock Box and Dominion Account are the sole and exclusive property of Agent, that such financial institution will follow the instructions of Agent with respect to disposition of funds in the Lock Box and Dominion Account without further consent from any Obligor, that such financial institution has no right to setoff against the Lock Box or Dominion Account or against any other account maintained by such financial institution into which the contents of the Lock Box or Dominion Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in the Dominion Account on a daily basis as such funds are collected. Each Obligor agrees that all payments made to such Dominion Account or otherwise received by Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Liabilities in accordance with the terms of this Agreement; provided, that payments received by Agent shall be applied first to Prime Rate Loans and then to LIBOR Rate Loans and so long as no Event of Default exists, prepayments of LIBOR Rate Loans may, at the option of Borrowers, be deposited into Borrowers’ operating account in lieu of making a prepayment of LIBOR Rate Loans. Each Obligor agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Dominion Account. All of such fees, costs and expenses if not paid by Obligors, may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities hereunder, shall be payable to Agent by Obligors upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Obligor to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on such Obligor’s behalf. For the purpose of this section, each Obligor irrevocably hereby makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Obligor’s true and lawful attorney and agent-in-fact (i) to endorse such Obligor’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Obligor or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such Obligor’s mail is deposited, and open and process all mail addressed to such Obligor and deposited therein.”

(f) Section 8(b) of the Loan Agreement is hereby deleted and replaced with the language “(b) [Intentionally Omitted].”

(g) Section 8(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Notwithstanding the foregoing, on or after Systems Day One, for purposes of determining the amount of Loans available for borrowing purposes, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Liabilities at the beginning of the next Business Day. However, solely for purposes of computing interest hereunder, and in addition to Agent’s standard fees and charges relating to the Dominion Account, any application by Agent of such balance to the Liabilities shall be deemed to be made on the same Business Day of application to the Liabilities. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists. Borrowers irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Liabilities, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.

(h) Section 9(b)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) within thirty (30) days after the end of each calendar month, unaudited consolidated and consolidating monthly balance sheets, statements of income, and shareholders’ equity and consolidated statements of cash flows of Parent and its Subsidiaries as of the last day of each such calendar month, all of which shall be accompanied by a Compliance Certificate which shall include a calculation of all financial covenants referenced therein that are to be tested on a monthly basis per Section 14, as certified in writing by the Chief Financial Officer of Parent (on behalf of Parent and its Subsidiaries) as presenting fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries for such calendar month.”

(i) Section 9(c)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) within sixty-five (65) days after (A) each Fiscal Quarter ending September 30 and March 31 (commencing with the Fiscal Quarter ending September 30, 2008), a Quarterly Appraisal and (B) each Fiscal Quarter ending December 31 and June 30 (commencing with the Fiscal Quarter ending December 31, 2008), a Quarterly Desktop Appraisal, in each case as of the last day of such Fiscal Quarter; and”

(j) Section 14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“14. FINANCIAL COVENANTS

Parent and the Borrowers shall maintain and keep in full force and effect each of the financial covenants set forth below; provided, that to the extent Average Excess Availability at the end of any calendar month is greater than $12,500,000, then the financial covenants set forth under subsections 14(b) and 14(d) below shall not be tested for the month then ending:

(a) Capital Expenditures.

Parent and Borrowers shall not make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired by Parent and Borrowers would exceed Five Million and No/100 Dollars ($5,000,000) during any Fiscal Year, commencing with the Fiscal Year ending December 31, 2008. The calculation of Capital Expenditures in any period shall exclude any Capital Expenditures consisting of investments in LifeStone Materials, LLC.

(b) Minimum EBITDA. Parent and Borrowers on a consolidated basis shall have, at the end of each period set forth below, EBITDA for such period of not less than the following:

Period	Amount
One month ending July 31, 2008	$(3,000,000)
Two months ending August 31, 2008	$(2,000,000)
Three months ending September 30, 2008	$(1,000,000)
Four months ending October 31, 2008	$500,000
Five months ending November 30, 2008	$2,000,000

Period	Amount
Six months ending December 31, 2008	$3,500,000
Seven months ending January 31, 2009	$4,600,000
Eight months ending February 28, 2009	$6,100,000
Nine months ending March 31, 2009	$7,600,000
Ten months ending April 30, 2009	$9,000,000
Eleven months ending May 31, 2009	$9,000,000
12 months ending June 30, 2009 and each month ending thereafter for the trailing twelve month period	$9,000,000

(c) Minimum Fixed Charge Coverage Ratio. Parent and Borrowers on a consolidated basis shall have, at the end of each Fiscal Quarter for the trailing twelve month period (commencing June 30, 2009), a Fixed Charge Coverage Ratio of at least 1.1:1.0.

(d) Minimum Net Worth. Parent and Borrowers on a consolidated basis shall have, at each date set forth below, Net Worth for such date of not less than the following:

Date	Amount
June 30, 2008	$20,850,000
July 31, 2008	$19,150,000
August 31, 2008	$19,350,000
September 30, 2008	$19,600,000
October 31, 2008	$20,100,000
November 30, 2008	$20,650,000
December 31, 2008 and each month end thereafter through and including November 30, 2009	$21,100,000

Date	Amount
For each 12 month period thereafter (calculated at the end of each such month), commencing on December 31 of such period and ending on November 30 of such period	For each month in such 12 month period, the sum of (a) the amount of Minimum Net Worth required for the month ending November 30 most recently ended pursuant to this Section 14(e) plus (b) 80% of the annual net income of Parent and the Borrowers on a consolidated basis as reported on the audited financial statements delivered under Section 9(c) for such Fiscal Year then ending (without giving effect to any net losses for such annual period)

(k) Exhibit A to the Loan Agreement (Compliance Certificate) is hereby amended and restated in the form of Exhibit A to this Amendment.

SECTION 2. Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) This Amendment shall have been duly executed and delivered by Borrowers and Parent (collectively, “Amendment Parties”), Agent and each Lender;

(b) No Default or Event of Default shall have occurred and be continuing; and

(c) The representations and warranties contained herein shall be true and correct in all material respects.

SECTION 3. Representations and Warranties. In order to induce Agent and each Lender to enter into this Amendment, each Amendment Party hereby represents and warrants to Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:

(a) all of the representations and warranties contained in the Loan Agreement and in each of the Other Agreements are true and correct in all material respects as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

(b) the execution, delivery and performance by Amendment Parties of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment, and the Loan Agreement is the legal, valid and binding obligation of Amendment Parties enforceable against Amendment Parties in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, and by general limitations on the availability of equitable remedies;

(c) neither the execution, delivery and performance of this Amendment by Amendment Parties, the performance by Amendment Parties of the Loan Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Amendment Party’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (iii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Amendment Party or any of its Subsidiaries is a party or by which any Amendment Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived or consented to herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and

(d) no Default or Event of Default has occurred and is continuing.

SECTION 4. Reference to and Effect Upon the Loan Agreement.

(a) Except as specifically set forth above, the Loan Agreement and each of the Other Agreements shall remain in full force and effect and are hereby ratified and confirmed; and

(b) the consents and amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or any of the Other Agreements except as specifically set forth herein, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or any of the Other Agreements except as specifically set forth herein or (iii) constitute a waiver of any provision of the Loan Agreement or any of the Other Agreements, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Loan Agreement and the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Loan Agreement. Each Amendment Party hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Liabilities or the payment thereof when due.

SECTION 5. Costs And Expenses. To the extent provided in Section 4(c)(iv) of the Loan Agreement, Borrowers agree to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWERS:

PROTECTIVE APPAREL CORPORATION OF AMERICA

By:	/s/ John Siemer
Name:	John Siemer
Title:	President

POINT BLANK BODY ARMOR INC.

By:	/s/ John Siemer
Name:	John Siemer
Title:	President

LIFE WEAR TECHNOLOGIES, INC.

By:	/s/ John Siemer
Name:	John Siemer
Title:	President

PARENT:

POINT BLANK SOLUTIONS, INC.

By:	/s/ John Siemer
Name:	John Siemer
Title:	Coo & Chief of Staff

[Signature Page to Fourth Amendment to Loan and Security Agreement]

AGENT AND LENDER:

LASALLE BUSINESS CREDIT, LLC, as Agent and Lender

By:	/s/ PATRICK M. CORNELL
Name:	PATRICK M. CORNELL
Title:	FIRST VICE PRESIDENT

[Signature Page to Fourth Amendment to Loan and Security Agreement]

EXHIBIT A

COMPLIANCE CERTIFICATE

Attached to and made a part of that certain Amended and Restated Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the “Agreement”), dated as of April 2, 2007, by and among PROTECTIVE APPAREL CORPORATION OF AMERICA, POINT BLANK BODY ARMOR, INC., and LIFE WEAR TECHNOLOGIES, INC., as the borrowers thereunder (each a “Borrower”), POINT BLANK SOLUTIONS, INC., as a guarantor thereunder (“Parent”), the financial institutions party thereto from time to time as lenders thereunder (collectively, the “Lenders”), and LASALLE BUSINESS CREDIT, LLC., as agent for the Lenders (“Agent”) and as a Lender. Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

This Certificate is submitted pursuant to subsection 9(b)(iii) and/or subsection 9(c) of the Agreement.

The undersigned hereby certifies to Agent and the Lenders that as of the date of this Certificate:

1. The undersigned is the Chief Financial Officer or Acting Chief Financial Officer of the Borrowers and Parent.

2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event of circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Parent or such Borrower has taken or proposes to take with respect thereto.

3. No material adverse change in the condition, financial or otherwise, business, property, or results of operations of Parent and its Subsidiaries, taken as a whole, has occurred since [date of last Compliance Certificate], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Parent or such Borrower has taken or proposes to take with respect thereto.

4. Parent and each Borrower is in compliance with the representations, warranties and covenants in the Agreement, or, if Parent or any Borrower is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that Parent or such Borrower has taken or proposes to take with respect thereto.

5. The financial statements of Parent and its Subsidiaries being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied, except to the extent such compliance is not required pursuant to the Agreement and the schedules to the Agreement, and there have been no material changes in accounting policies or financial reporting practices of Parent and its Subsidiaries since [date of the last Compliance Certificate] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

6. As of the date of this Compliance Certificate, the amount of Unfunded Pension Liability is                     .

7. Attached hereto is a true and correct calculation of the financial covenants as required under the Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, each Borrower and Parent has caused this Certificate to be executed by its Chief Financial Officer this      day of             ,         .

PROTECTIVE APPAREL CORPORATION OF AMERICA, as a Borrower

By:
Name:
Its:

POINT BLANK BODY ARMOR, INC., as a Borrower

By:
Name:
Its:

LIFE WEAR TECHNOLOGIES, INC., as a Borrower

By:
Name:
Its:

POINT BLANK SOLUTIONS, INC., as Guarantor

By:
Name:
Its:

S-1

Schedule 1 to Exhibit A

EBITDA

EBITDA (calculated on a consolidated basis) for any measurement period (which will be a trailing twelve month period) is defined as follows:

Net income of Parent and its Subsidiaries after taxes for such period	$

Less:

after-tax gains or losses on the sale or disposal of assets (other than the sale of Inventory in the ordinary course of business) for such period other after-tax extraordinary gains or losses for such period

Plus (in each case to the extent deducted in the calculation of net income above):

interest expense for such period

income tax expense for such period

depreciation and amortization for such period

all restructuring related professional fees and expenses incurred in conjunction with corporate indemnifications, forensic investigations, litigation and costs of investigations in an aggregate amount up to $25,000,000, such limitation to be measured beginning April 1, 2007

Less/Plus: other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period (including, without limitation, non-cash stock based compensation)

EBITDA	$

Compliance:		YES / NO / NA

Schedule 2 to Exhibit A

FIXED CHARGE COVERAGE RATIO

Fixed Charge Coverage Ratio (calculated on a consolidated basis) for any measurement period is defined as follows:

Scheduled payments of principal during such period with respect to all indebtedness of Parent and its Subsidiaries for borrowed money		$

Plus:	scheduled payments of principal during such period with respect to all capitalized lease obligations of Parent and its Subsidiaries

Plus:	scheduled payments of interest during such period with respect to all indebtedness of Parent and its Subsidiaries for borrowed money, including capitalized lease obligations

Plus:	payments during such period in respect of income or franchise taxes of Parent and its Subsidiaries

Fixed Charges		$

EBITDA (calculated in Schedule 1 of this Exhibit A)		$

Less:	unfinanced Capital Expenditures of Parent and its Subsidiaries during such period

Adjusted EBITDA		$

Fixed Charge Coverage Ratio (Adjusted EBITDA divided by Fixed Charges)

Compliance			YES / NO / NA

Schedule 3 to Exhibit A

NET WORTH

Net Worth (calculated on a consolidated basis, and the components of such calculation calculated in accordance with generally accepted accounting principles consistently applied, but in any event excluding any increases to the calculation of Net Worth arising from (i) reclassifications of contingently redeemable common stock and (ii) pending settlements in respect of the Borrowers’ class action lawsuits) for any measurement period	$

Compliance		YES / NO / NA